Exhibit 3


                         Notice of Dissolution of Group
                         ------------------------------


     This notice of dissolution of group is being filed pursuant to Items 5 and 9 of Schedule 13G of the Securities Exchange Act of 1934, as amended.

     The group consisting of Colony Resorts LVH Holdings, LLC and Thomas J. Barrack, Jr. was dissolved as holders of Class A Membership Units on June 18, 2004, therefore all further filings with respect to transactions in the security reported on will be filed, if required, by members of the group, in their individual capacity.


Date: June 18, 2004                     Colony Resorts LVH Holdings, LLC

                                        By: /s/ Thomas J. Barrack, Jr.
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                                         Name:  Thomas J. Barrack, Jr.
                                         Title: Manager


                                        /s/ Thomas J. Barrack, Jr.
                                        ------------------------------
                                        Thomas J. Barrack, Jr.